SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):                  July 21, 2000



                           MERIDIAN DIAGNOSTICS, INC.
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               (Exact Name of Registrant as Specified in Charter)


                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)


         0-14902                                         31-0888197
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(Commission File Number)                                  (IRS Employer
                                                      Identification Number)




                             3471 River Hills Drive
                             Cincinnati, Ohio 45244
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               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (513) 271-3700

Item 5.  Other Events.

     The financial information for Meridian Diagnostics, Inc.'s three-month and nine-month periods for the last fiscal year ended June 30, 1999 has been restated to reflect the correction of a nonmaterial bookkeeping error which occurred in June 1999 related to sales to the German affiliate. The Company plans to file amended Form 10-Qs for the periods ended June 30, 1999, December 31, 1999 and March 31, 2000 (for these two fiscal year 2000 periods, only the September 30, 1999 Consolidated Balance will be restated), and an amended Form 10-K for the 12-month period ended September 30, 1999. Although the prior fiscal year correction was not material, management deemed the correction appropriate in order to provide investors with the best comparative information available.

     The impact of the restatement for the quarter and nine months ended June 30, 1999 will be to reduce sales by $263,000, reduce gross profit by $404,000, reduce net earnings by $249,000 and reduce diluted earnings per share by $.01 for three month period and $.02 for the nine month period. For the twelve month period ended September 30, 1999, the impact of the restatement will be to reduce sales by $424,000, reduce gross profit by $509,000, reduce net earnings by $313,000 and reduce diluted earnings per share by $.02.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                     MERIDIAN DIAGNOSTICS, INC.



Dated:  July 21, 2000                By:   /s/Melissa Lueke
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                                         Melissa Lueke
                                         Corporate Controller
                                         (Acting Principal Accounting Officer)